                                                                    EXHIBIT 4.02

                             INSYNC SYSTEMS, INC.

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT



     This Amended and Restated Registration Rights Agreement (the "AGREEMENT") is made effective as of January 19, 1996 by and among Insync Systems, Inc., a California corporation (the "COMPANY"), the individuals and entities listed on the Schedule of New Holders attached hereto (the "NEW HOLDERS"), and the individuals and entities on the Schedule of Prior Holders attached hereto (the "PRIOR HOLDERS").


                                    RECITALS
                                    --------


     WHEREAS, the Prior Holders, who are parties to the Registration Rights Agreement dated April 17, 1995 (the "PRIOR AGREEMENT"), now wish their registration rights to be defined by this Agreement and to terminate the Prior Agreement upon the effectiveness of this Agreement;

     WHEREAS, the New Holders desire to be granted the rights and bound by the obligations provided herein;

     WHEREAS, pursuant to the Prior Agreement, the consent of a majority in interest of the Prior Holders is required before the Company may grant registration rights covering additional shares;

     WHEREAS, pursuant to the Prior Agreement, the consent of a majority in interest of each of the following classes of Prior Holders is required to amend the Prior Agreement: (i) holders of Common Stock of the Company that was subject to a registration rights agreement prior to April 17, 1995; (ii) holders of
                                   --------
securities that, when originally issued, were (x) Subordinated Convertible Promissory Notes of the Company and (y) subject to a prior registration rights agreement; (iii) holders of securities that, when originally issued, were (x) Series B Preferred Stock of the Company and (y) subject to a prior registration rights agreement and (iv) all Prior Holders as one class; and

     WHEREAS, the undersigned Prior Holders now wish to consent to the grant of registration rights to the New Holders, and to the amendment and restatement of the Prior Agreement in it entirety to read as set forth herein.


     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


1.  CERTAIN DEFINITIONS.  As used in this Agreement, the following terms shall
    -------------------
have the
following respective meanings:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "HOLDER" shall mean (i) any person holding Registrable Securities
      ------
originally issued to such person or (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.8 hereof or in accordance with the corresponding provision of the registration rights agreement controlling the Registrable Securities on the date of such transfer.

     "REGISTRABLE SECURITIES" shall mean any Common Stock of the Company which
      ----------------------
has become subject to the terms of this Agreement pursuant to Section 2.2 hereof including any Common Stock issued or issuable pursuant to any conversion, stock split, stock dividend, recapitalization, or similar event so long as such Common Stock has not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated
      ---------------------
below, incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

     "RESTRICTED SECURITIES" shall mean the securities of the Company whose
      ---------------------
certificates are required to bear legends indicating that such securities have not been registered under the Securities Act.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling
      ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses" all reasonable fees and disbursements of counsel for any Holder.

     2.   REGISTRATION.
          ------------

          2.1  COMPANY REGISTRATION.
               --------------------

               (a)  Notice of Registration. If at any time or from time to time
                    ----------------------
the Company shall determine to register any of its Common Stock, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities which are specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder; provided, however, that any Holder requesting the inclusion of Registrable Securities which are not, at such time, Common Stock of the Company must also delivery with such request such further instruments as may be necessary to effect the conversion of such Registrable Securities into Common Stock of the Company prior to registration.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(a)(i). In such event the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their Registrable Securities through such under writing (the "PARTICIPATING HOLDERS") shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the total number of shares of Registrable Securities held by Participating Holders to be included in such registration shall determined as follows:

                    (i)  Preferred Shareholder's Registration Rights Agreement.
                         -----------------------------------------------------
If, prior to the time of such registration, an agreement governing the registration rights of holders of Series A Preferred Stock of the Company issued after January 15, 1996 (and the securities issued or issuable upon the conversion of such stock) has been entered into by the Company and the initial purchasers of such stock (the "SERIES A REGISTRATION RIGHTS AGREEMENT"), and if the Series A Registration Rights Agreement remains in effect at the time of such registration, the aggregate number of Registrable Securities to be included in such registration by Participating Holders and the allocation of such included Registrable Securities among the Participating Holders shall be determined by the applicable terms of the Series A Registration Rights Agreement, including any amendments thereto.

                    (ii) Default Cutback. If no Series A Registration Rights
                         ---------------
Agreement exists or is in force at the time of such registration, the managing underwriter may limit the number of shares of Registrable Securities to be included in the offering, (1) in the case of the Company's initial public offering, to zero and, (2) in the case of any other offering, to an amount no less than 5% of all shares to be included in such offering. In case of any such limitation under this Section 2(b)(ii), the Company shall so advise all Participating Holders and other holders proposing to distribute their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Participating Holder. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Participating Holder to the nearest 100 shares.

          If any Participating Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the under writers may require.

               (c)  Right to Terminate Registration. The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

          2.2  SECURITIES COVERED BY THIS AGREEMENT; CONSENT OF PRIOR HOLDERS.
               --------------------------------------------------------------

               (a)  Prior Holders. The undersigned Prior Holders, New Holders
                    -------------
and the Company hereby consent to the amendment and restatement of the Prior Agreement to entirely replace its terms with those of this Agreement. Pursuant to the amending provision of the Prior Agreement, at such time as a majority in interest of Prior Holders in each of the following classes consents by executing this Agreement, all such signatories as well as all other Prior Holders shall be deemed to be parties to this Agreement, and all securities subject to the Prior Agreement held by all Prior Holders shall be deemed to be Registrable
Securities: (i) holders of Common Stock of the Company that was subject to a registration rights agreement prior to April 17, 1995; (ii) holders of
                              --------
securities that, when originally issued, were (x) Subordinated Convertible Promissory Notes of the

Company and (y) subject to a prior registration rights agreement; (iii) holders of securities that, when originally issued, were (x) Series B Preferred Stock of the Company and (y) subject to a prior registration rights agreement and (iv) all Prior Holders as one class. At such time as this Agreement becomes effective as to all Prior Holders, the Prior Agreement shall be terminated, the provisions thereof shall be of no further force and effect, and it shall be deemed to be null and void.

               (b)  New Holders. The Company hereby grants, the New Holders
                    -----------
hereby accept the grants of, and the undersigned Prior Holders hereby consent to the granting of, the registration rights provided for herein to the New Holders. The registration rights granted to the New Holders hereunder shall become effective and the Common Stock held by the New Holders along with Common Stock issuable upon conversion of other securities held by the New Holders as of the date hereof shall be deemed to be Registrable Securities at such time as a majority in interest of all Prior Holders consents to such grants by executing this Agreement.

          2.3  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
               ------------------------
connection with all registrations pursuant to Section 2.1 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          2.4  REGISTRATION PROCEDURES.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs;

               (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

          2.5  INDEMNIFICATION.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers, directors, shareholders and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, shareholders, partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 2.5(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c)  Each party entitled to indemnification under this Section
2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.6  INFORMATION BY HOLDER.  The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.7  RULE 144 REPORTING.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

               (c) So long as the Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration .

          2.8  TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the Company
               -------------------------------
to register securities granted under Section 2.1 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws and all agreements restricting such transfer, (ii) such transferee acquires at least 20,000 shares of Registrable Securities (iii) written notice is promptly given to the Company and (iv) such transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner or retired partner of a Holder which is a partnership, or an affiliate of a Holder which is a corporation, or a family member or trust for the benefit of a Holder who is an individual, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

          2.9  TERMINATION OF REGISTRATION RIGHTS.  The rights granted pursuant
               ----------------------------------
to Section 2.1 of this Agreement shall terminate three (3) years after the Company's initial public offering (other than [a] an offering relating solely to employee benefit plans; or [b] an offering relating solely to a Commission Rule 145 transaction).

     3.   STANDOFF AGREEMENT.  Except as set forth below, in connection with the
          ------------------
Company's first two public offerings of the Company's securities, each Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions. The Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3.

     4.   AMENDMENT.
          ---------

          (a) Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of:

               (i)       the Company,

               (ii) Holders of a majority of all Registrable Securities then outstanding, voting as one class,

               (iii) Holders of a majority of Registrable Securities then outstanding which, when originally purchased, were (x) Common Stock of the Company and (y) subject to a registration rights agreement prior to April 17, 1995,

               (iv) Holders of a majority of Registrable Securities then outstanding which, when originally purchased, were (x) Subordinated Convertible Notes of the Company and (y) subject to a prior registration rights agreement, and

               (v) Holders of a majority of Registrable Securities then outstanding which, when originally purchased, were (x) Series B Preferred Stock of the Company and (y) subject to a prior registration rights agreement.

     Notwithstanding the above provisions, no such amendment or waiver shall reduce the aforesaid number of securities, the Holders of which are required to consent to any waiver or amendment, without the consent of the Holders of all Registrable Securities.

     Any amendment or waiver effected in accordance with this subsection 4(a) shall be binding upon each Holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

          (b) Except as expressly provided herein, no Section of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     5.   GOVERNING LAW.  This Agreement and the legal relations between the
          -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the

State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     6.   ENTIRE AGREEMENT.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.   NOTICES, ETC.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder, at such address as such Holder shall have furnished the Company in writing in accordance with this Section 7 or (b) if to the Company, at its principal office.

     8.   COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     The foregoing agreement is hereby made effective as of the date first written above.

"COMPANY"

INSYNC SYSTEMS, INC.
 a California corporation


By:_________________________________
   Stanley L. Leopard, Chairman and Chief Executive Officer


"PRIOR HOLDER"


_________________________________
Name of Prior Holder


By:_________________________________
   Authorized Signatory


Title:_________________________________



"NEW HOLDER"


_________________________________
Name of New Holder


By:_________________________________
   Authorized Signatory


Title:_________________________________


    (SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT)

                            SCHEDULE OF NEW HOLDERS
                            -----------------------

Name                         Relation to Company
----                         -------------------

Stanley L. Leopard           Chairman and Chief Executive Officer

Frank R. Balma               Office of the President and Chief Operating Officer

Brent D. Elliot              Office of the President and Chief Technical Officer

Melody R. Leopard            Former Spouse of Mr. Leopard

Frederick T. Hecht as        Trust For The Benefit of the Children of
Trustee For The Stanley      Mr. Leopard
L. Leopard 1994
Irrevocable Trust

A. Grant Elliot and          Parents of Brent D. Elliot
Sharon A. Elliot as
Trustees of the A. Grant
Elliot and Sharon A.
Elliot Inter Vivos Trust

Don M. Lyle                  Director

W. Lee Shevel                Director

Russell G. Redenbaugh        Director

Pullbrite, Inc.              Holder of Convertible Promissory Note

                           SCHEDULE OF PRIOR HOLDERS
                           -------------------------

Pensco Pension Services, Inc.                     Phil & Joan Chang
FBO Vince C. Affinito                             Steven Chang

John C. & Edna L. Aikens                          Shirley Chen

Woodley A. Allen                                  Allen D. Clark and Dianne
                                                  M. Clark

William H. Annesley, III                          Closefire Limited

Vedona Anstalt                                    Ronald S. Cohn

Robert B. Arthur                                  Stuart Davidson

Astrophel Limited                                 Evelyne Desbrow

Pensco Pension Services, Inc.                     Robert C. and Phyllis J.
FBO Enrique Barrera A/C BA-049                    Doricott Trustees of the
                                                  Robert C. and Phyllis J.
                                                  Doricott Revocable Living
Byron L. Bertsch                                  Trust under Revocable Living
                                                  Trust Agreement Dated August
                                                  21, 1979, as Amended
John R. Bertucci
                                                  Painewebber as Custodian for
Thomas J. Buono & Mary R. Buono, Tenants          Edward F. Dugan, IRA
by the Entirety
                                                  Edward F. Dugan
Michael Canizales
                                                  Joseph E. Dworak
Walter M. Cardinet & Nancy Cardinet
In Community Property                             EAG Enterprises

Prestige World Travel, Inc. MP & P/S Trust        Robert J. Elliot & Jill
FBO Lori A. Carstens                              Keechler Elliot, Trustees,
                                                  Elliot Family Trust Dated
                                                  3-6-92 VA FBO Robert J.
                                                  Elliot & Jill Keechler
Jim Tarr & Lori Carstens Trustees, Prestige       Elliot
World Travel Inc., MP Pen & P/S Trust FBO
Jim Tarr                                          A. Grant Elliot and Sharon
                                                  A. Elliot Revocable Inter
                                                  Vivos Trust Dated 4-7-87
Tsai Chun Chiang
                                                  Marc Ely

                                                  Reginald G. Huff, III
Lawrence Bennett & Harriette B. Farber,
JTWROS                                            JAG Investments
David F. Firth
                                                  Greg E. Johnson & Sharon I.
                                                  Johnson,
Robert Foster                                     Tenants by the Entirety

Gloria Friedman                                   Carl E. and Leah M. Jonson,
                                                  JTWROS

Amba Gale                                         Kevin L. Kaldestad

GA Pogue P/S fbo Susan Rho                        Arthur Kellar

George Brothers Investment Partnership            Charles D. Kleinow

Smith Barney SEP Custodian                        Rainer K. Kraus as Trustee
for Bill Greenhalgh                               for the Rainer K. Kraus Trust
                                                  Dated 10/4/95

Polly Guth                                        Ag Edwards & Sons Inc.
                                                  Custodian For Rainer K.
                                                  Kraus Rollover IRA Account
Jeffrey E. Hanhausen
                                                  Douglas A. Kristjanson
Hapna Foundation
                                                  Lawrence Scott Kuechler
Thomas Hardy
                                                  Lamar G. Lay
John G. Harkness and Stephanie Harkness,
Trustees Under The Harkness Family Trust          David Lustig
Dated July 7, 1982
                                                  Douglas L. Martin Self Emp.
                                                  Profit Sharing
Michael & Roberta Hesser                          Retirement Trust, Douglas C.
                                                  Martin Trustee

Mary S. Hirt                                      Paul E. Martin

Paul Hirt                                         Richard Martinez

Eric K. Hoffner                                   Thomas M. McGovern

Carleton C. Hoffner, Jr.                          Robert K. Merrill

Charles E. Horner                                 Sabina M. Merrill

Pensco Pension Services, Inc.
FBO Robert K. Merrill                         Larry Vaughn

Ronald W. Miller as Trustee of the Ronald W.  Kelly R. White
Miller Trust Dated 11-28-90
Ronald W. Miller                              Tamzen B. White
                                              David F. Williams, Jr.
Vinutha Mohan
                                              John A. Winkel/Winkel Family
                                              Trust
Vinh C. Nguyen, MD
                                              Woodcock Foundation
Niloufar Pahlavi
                                              Jim E. Wyant
Shahram Pahlavi
                                              Peter and Kathleen Yaholkovsky
Michael R. and Pamela H. Pauletich

John Richard Powell and Lynne L. Powell,
Tenants In Common

Robert & Sandra Powers

Russell G. Redenbaugh

Russell K. Redenbaugh

Janet G. Redenbaugh

Murray L. Sackman & Marianne M. Karmel,
JTWROS

Alfred L. & Janice Sahagun

Glenn W. Saunders, Jr.

Matthew J. Sheedy

Lewis Stock

Barbara Tiffany

John G. Tyndall, III